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                                                                   EXHIBIT 10-80

                                       BORROWER:  Carl Karcher Enterprises, Inc.
                                               GUARANTOR:  CKE Restaurants, Inc.


                              CONTINUING GUARANTY


To:      Bank of America
         National Trust and Savings Association


                 (1) For valuable consideration, the undersigned ("Guarantor") unconditionally guarantees and promises to pay to Bank of America National Trust and Savings Association ("Bank"), or order, on demand, in lawful money of the United States, any and all indebtedness of Carl Karcher Enterprises. Inc. ("Borrower") to Bank. The word "indebtedness" as used herein means any and all obligations and liabilities of Borrower to Bank arising under that certain Reimbursement Agreement dated as of September 23, 1994, as amended from time to time.

                 (2) The liability of Guarantor under this Guaranty (exclusive of liability under any other guaranties executed by Guarantor) shall not exceed at any one time the total of (a) Three Million Eight Hundred Fifty Two Thousand Dollars ($3,852,000), for the principal amount of the indebtedness and (b) all interest, fees, and other costs and expenses relating to or arising out of the indebtedness or such part of the indebtedness as shall not exceed the foregoing limitation. Bank may permit the indebtedness to exceed Guarantor's liability, and may apply any amounts received from any source, other than from Guarantor, to the unguaranteed portion of the indebtedness. This is a continuing guaranty relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied. Any payment by Guarantor shall not reduce guarantor's maximum obligation hereunder, unless written notice to that effect be actually received by Bank at or prior to the time of such payment.

                 (3) The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder.

                 (4) Guarantor authorizes Bank, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or any of the indebtedness, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors.





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                 (5)      Guarantor waives any right to require Bank to (a)
proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower. Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Bank. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.

                 (6) Guarantor understands and acknowledges that if Bank forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on
Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness;
(ii) agrees that Guarantor will not assert that defense in any action or proceeding which Bank may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Bank is relying on this waiver in creating the indebtedness, and that this waiver is a material part of the consideration which Bank is receiving for creating the indebtedness.

                 (7) Guarantor acknowledges and agrees that Guarantor shall have the sole responsibility for obtaining from Borrower such information concerning Borrower's financial conditions or business operations as Guarantor may require, and that Bank has no duty at any time to disclose to Guarantor any information relating to the business operations of financial conditions of Borrower.

                 (8) To secure all of Guarantors obligations hereunder, Guarantor assigns and grants to Bank a security interest in all moneys, securities, and other property of Guarantor now or hereafter in the possession of Bank, all deposit accounts of Guarantor maintained with Bank, and all proceeds thereof. Upon default or breach of any of Guarantor's





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obligations to Bank, Bank may apply any deposit account to reduce the indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Bank and Guarantor.

                 (9) Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogees of Bank or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the indebtedness. Such obligations of Borrower to Guarantor if Bank so requests shall be enforced and performance received by Guarantor as trustees for Bank, and the proceeds thereof shall be paid over to Bank on account of the indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

                 (10) This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantor does not renounce. Such revocation shall be effective upon actual receipt by Bank at the address shown below of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions which precede Bank's receipt of such notice, regardless of whether or not the indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. Revocation by any other guarantor of the indebtedness shall not affect any obligations of Guarantor. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

                 (11) Where Borrower is a corporation or partnership, it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners, or agents acting or purporting to act on Borrower's behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                 (12) Bank may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, assign the indebtedness and this Guaranty, in whole or in part. Guarantor agrees that Bank may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the indebtedness any and all information in Bank's possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

                 (13) Guarantor agrees to pay all reasonable attorney's fees, including allocated costs of Bank's in-house counsel, and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty.

                 (14)     (a)     Any controversy or claim between or among the
parties, including but not limited to those arising out of relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration.


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The arbitration shall be conducted in accordance with the United States
Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                          (b)     Notwithstanding the provisions of
subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Bank which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

                          (c)     A controversy or claim which is not submitted
to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                          (d)     No provision of this paragraph shall limit
the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.





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                 (15)     This Guaranty shall be governed by and construed
according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.


                 Executed this   31st   day of October, 1994.
                               --------

                                     CKE Restaurants, Inc.


                                     By: /s/ Loren C. Pannier
                                         ------------------------------------
                                             Loren C. Pannier
                                     Title: Sr. Vice President & C.F.O.
                                            ---------------------------------

                                     By: /s/ Richard C. Celio
                                         ------------------------------------
                                             Richard C. Celio
                                     Title: Vice President, General Counsel
                                            ---------------------------------

Address for notices to Bank                Addresses where notices to Guarantor:

3233 Park Center Drive, 5th Floor          1200 North Harbor Blvd.
Costa Mesa, California 92626               Anaheim, California 92803





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